UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report July 12, 2024

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM Immunotech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 8.01. Other Events

On July 12, 2024, the Delaware Supreme Court issued an opinion affirming in part and reversing in part the Delaware Court of Chancery’s post-trial decision in a lawsuit brought by a stockholder, Ted. D. Kellner, against the Company and the members of its Board of Directors. Kellner v. AIM Immunotech Inc., et al., No. 3, 2024 (Del. Jul. 11, 2024). Mr. Kellner’s lawsuit challenged the adoption of certain amendments to the Company’s advance notice bylaws and the decision of the Company’s Board of Directors to reject Mr. Kellner’s notice of intent to nominate himself and two other candidates for election to the Company’s Board of Directors at the Company’s 2023 annual meeting of stockholders. In its post-trial opinion, the Delaware Court of Chancery concluded that the Board of Directors had validly rejected Kellner’s nomination notice but that four bylaw provisions were invalid. On appeal, the Delaware Supreme Court concluded, among other things, that one of the bylaws Mr. Kellner challenged was facially invalid and that the other bylaws he challenged were unenforceable, but that no further action was warranted because the Delaware Court of Chancery found that Mr. Kellner’s and his nominees’ conduct was deceptive. Accordingly, the results of the Company’s 2023 Annual Meeting of Stockholders with respect to the election of directors, as reported in the Current Report on Form 8-K filed on January 10, 2024, remain unchanged. The Company is reviewing the opinion and plans to amend its bylaws to comport with the rulings in the opinion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Date: July 15, 2024	By	/s/ Thomas K. Equels
Thomas K. Equels, CEO